UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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From: A Message from John Standley and Ken Martindale

Subject Line: Answering Questions about the Pending Merger of Rite Aid and Walgreens Boots Alliance

November 25, 2015

Dear Rite Aid Team,

It’s been a few weeks since we announced our agreement to join forces with Walgreens Boots Alliance and create what we believe will be the leading retail healthcare provider in the world. As we said at the time, this is a significant opportunity to continue the great work we’ve done in positioning Rite Aid to better meet the health and wellness needs of our customers.

It’s understandable that this announcement has generated a lot of questions, and along with these questions, a lot of speculation and concern. We want you to know that we are committed to providing you with information throughout this process.

With that in mind, we want to highlight some key points to address a few of the questions and concerns that we’ve heard:

•                  We are at the beginning of a lengthy process to close the transaction, which is expected to take place in the second half of calendar 2016. Until then, Rite Aid and Walgreens Boots Alliance will operate as independent and separate companies. This means that, as a team, we are continuing to focus on providing great customer service in our stores while also planning and executing key initiatives like wellness+ with Plenti, flu immunizations, Wellness store remodels and the upcoming launch of The Rite Aid Experience. We are also leveraging EnvisionRx’s suite of services, RediClinic and Health Dialog to create unique and integrated offerings in the healthcare marketplace.

•                  Once the transaction closes, it’s expected that Rite Aid will initially operate under its existing brand name. In addition, the Rite Aid and Walgreens Boots Alliance management teams will work together to make decisions regarding the best way to combine the two companies over time. Many of you have asked specific questions about the integration, and we are working diligently to put together programs that will help answer these questions. It will, however, likely take several months to develop those plans.

•                  We’ve also heard many associates ask questions about the future of our store network. Our merger agreement contemplates the potential divestiture of stores in order to gain regulatory approval for the transaction. It is too early to speculate regarding the specifics of any potential divestitures; however, please note that if a store is selected for divestiture through this process, the store will be acquired by another company and remain open.

We have also created a process for answering questions that you may have now or in the future. If you have a RiteAid.com email address, we encourage you to send questions to RiteAidMerger@RiteAid.com. For associates without a RiteAid.com email account, we ask that you submit your questions to your store manager or distribution center human resources team, who can then submit these questions to RiteAidMerger@RiteAid.com. Over the next few weeks, we will compile these inquiries and provide answers to the most common and relevant questions in a new section we will create on the rNation associate website.

Looking ahead, we believe there will be a number of exciting opportunities that result from this combined company. During times of change, we know it can be difficult to focus on the task at hand. We also know that we have a top-notch team that has proven it can deliver great results and provide outstanding service to our customers. We thank you for your continued dedication and focus on these top priorities, and look forward to working together in delivering a superior retail healthcare experience to our customers.

Sincerely,

John Standley	Ken Martindale
Rite Aid Chairman and CEO	CEO of Rite Aid Stores
President of Rite Aid Corporation

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “will,” “may,” “should,” “expect,” “anticipate,” “believe,” “future,” “target,” “plan” and similar expressions are intended to identify information that is not historical in nature.

This document may contain forward-looking statements relating to the proposed transaction between Rite Aid and Walgreens pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Walgreens following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of Rite Aid may not be obtained; (2) there may be a material adverse change of Rite Aid or the business of Rite Aid may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; (5) changes in economic conditions, political conditions, changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder may occur; (6) provider and state contract changes may occur; (7) reduction in provider payments by governmental payors may occur; (8) the expiration of Rite Aid’s Medicare or Medicaid managed care contracts by federal or state governments; (9) tax matters; (10) there may be difficulties and delays in achieving synergies and cost savings; and (11) other risk factors as detailed from time to time in Rite Aid’s and Walgreens’ reports filed with the Securities and Exchange Commission (the “SEC”), including Rite Aid’s Annual Report on Form 10-K for the year ended February 28, 2015 which is available on the SEC’s Web site (www.sec.gov). These risks, as well as other risks associated with the merger, are more fully discussed in the preliminary proxy statement, as it may be amended, that has been filed with the SEC on November 24, 2015 in connection with the merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Rite Aid undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, Rite Aid prepared a preliminary proxy statement on Schedule 14A that has been filed with the SEC on November 24, 2015. The preliminary proxy statement is not yet final and will be amended. Following the filing of the definitive proxy statement with the SEC, Rite Aid will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Rite Aid, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Rite Aid’s SEC filings in connection with the transaction, free of charge, from Rite Aid’s Web site (www.RiteAid.com) under the link “Investor Relations” and then under the tab “SEC Filings,” or by directing a request to Rite Aid, Byron Purcell, Attention:  Senior Director, Treasury Services & Investor Relations.

Participants in the Merger Solicitation

The directors, executive officers and employees of Rite Aid and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Rite Aid’s directors and executive officers is available in its definitive proxy statement for its 2015 annual meeting of stockholders filed with the SEC on May 15, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation is set forth in the preliminary proxy statement, as it may be amended, that has been filed with the SEC on November 24, 2015. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.